Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT:	Walter M. Pressey, President and CFO
Boston Private Financial Holdings, Inc.
(617) 912.1921
www.bostonprivate.com

Timothy G. Dalton, Jr., Chairman and Chief Investment Officer
Dalton, Greiner, Hartman, Maher
(212) 557.2445
www.dghm.net

BOSTON PRIVATE TO ACQUIRE DALTON GREINER

Wealth Management firm to enter New York region

Company adds small-cap value investment expertise

Boston, MA, May 2, 2003 – Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced it has signed a definitive agreement to acquire an 80% interest in Dalton, Greiner, Hartman, Maher & Co. (DGHM) of New York, NY.  DGHM, founded in 1990 and managing approximately $2.2 billion of client assets, is a value style manager specializing in small-cap equities.  The remaining 20% interest in the firm will be retained by members of the DGHM management team. This transaction is expected to be immediately accretive on a cash basis to BPFH and accretive on a GAAP basis within the first 12-month period. The transaction’s initial purchase price is expected to be approximately $75 million, with approximately 91% payable in cash, but the total purchase price could change as it is contingent upon the contracts transferred and operating results through a five-year earn-out period.  The transaction is expected to close in the third quarter of 2003, and is subject to several conditions, including regulatory approvals.

With over 20 years of successful small cap investing, DGHM is a value-driven investment manager that utilizes a disciplined approach to purchase stocks with above average profitability, at attractive valuations.  The firm’s primary product offerings include mid-cap value, small-cap value and micro-cap value.  It also manages three specialty products: ValueTech (a value approach to technology stocks), UltraValue (a highly concentrated value portfolio), and Enhanced Value (a long/short hedge fund).  DGHM’s institutional clients are among the most sophisticated in the plan sponsor community including American Express, University of Toronto, New Hampshire Retirement System, Emerson, and the W.K. Kellogg Foundation.  With eight investment professionals holding a CFA® Charter and averaging 20 years or more of experience, the firm has achieved significantly positive inception-to-date excess returns for its products.

Timothy L. Vaill, Boston Private’s Chairman and Chief Executive Officer, in outlining the specific purpose for this transaction, said, “The acquisition of DGHM expands our wealth management business into one of the most attractive areas of the country.  This distinguished and noteworthy firm represents a continuation of our product development strategy and will provide a foundation for growing our asset management business in the New York Metro region.  Finally, DGHM adds to our top line diversification by bringing recurring fees as a percentage of total revenues up to 53%.  As stock market valuations return to their historical norms, and as we continue to pursue the growth expected in the capital markets over the long-term, it is important for Boston Private to be represented in all elements of the investment management spectrum.  I couldn’t be more pleased.”

Boston Private Financial Holdings currently has six operating companies which focus on investment management, private banking and financial planning in t[wo] regions; New England and Northern California.  The Company also has a minority investment in a seventh company in the Pacific Northwest.  The DGHM acquisition will expand the firm’s presence to a fourth region, the tri-state region centered around Manhattan.  The Company’s client base consists of selected institutions, non-profits and foundations, and high net worth individuals.

Timothy G. Dalton, Jr., Chairman and Chief Investment Officer of DGHM, said, “Our affiliation with Boston Private will provide an excellent opportunity for us to grow our existing investment business and to increase our high net worth market presence.  We view a partnership with Boston Private as an excellent way to achieve success in both the institutional and wealth management businesses, and we are committed to leading these efforts in the newly established New York Region.”

“Boston Private is impressed with DGHM’s investment track record in the value sector and their well-earned reputation among institutional investors,” said C. Michael Hazard, Vice Chairman of Boston Private Financial Holdings. “DGHM also has a strong history of developing innovative products which we hope will benefit our existing affiliate network.  Finally,” he added, “the acquisition of DGHM now gives Boston Private extraordinary expertise in small and mid-cap securities for both the growth and value investing styles.”

Kenneth J. Greiner, Chief Executive Officer and Director of DGHM’s Management Committee said, “We view this partnership as a significant opportunity for our next generation of investment managers to break new ground for the firm, and to expand and diversify our client base.  We are delighted to become a part of Boston Private’s network of excellence.”

Mr. Vaill concluded, “DGHM is an important part of Boston Private’s plan to replicate our successful wealth management approach in geographic areas with attractive demographics. The New York Metro region is one of the most important markets in the world.  Over time, we hope to establish additional capabilities in banking, investing and financial planning in New York City and its environs.”

Walter M. Pressey, Boston Private’s President and Chief Financial Officer, noted, “DGHM has demonstrated success at developing and launching innovative products.  Our performance goals for the firm will be identical to those for our other businesses —15% compound annual growth in earnings over a five year period — and we are confident the DGHM team can achieve that goal.”

Conference Call

Management will host a conference call to discuss the acquisition of Dalton Greiner on Friday, May 2nd at 11:00 am eastern time.  Management may discuss on the conference call additional information relating to the transaction that has not been previously disclosed, some of which information may be material.  Interested parties may join the call by dialing 800-540-0559.  The password required is “Boston”.  The call will be simultaneously web cast and may be accessed on the Internet by linking through, www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance.  A continuous telephone replay will be available beginning Friday at 1:00 pm through midnight, May 15th, 2003.  The replay telephone number is 800-934-9425.

About Boston Private Financial Holdings

Established in 1987, Boston Private Financial Holdings offers a full range of high-touch wealth management services. Boston Private’s assets include six operating companies located in New England and California, offering individualized wealth management, financial planning, investment management, and private banking services to its domestic and international clientele. These subsidiaries include: in New England, Boston Private Bank & Trust Company, Westfield Capital Management Company, LLC., RINET Company LLC., Boston Private Value Investors; and in Northern California, Sand Hill Advisors and Borel Private Bank & Trust Company. Recently, Boston Private announced the acquisition of 26.9% of Coldstream Capital Management, based in Bellevue, Washington, giving the firm its first entrée into the Pacific Northwest. Boston Private manages approximately $6.8 billion in client assets, and has balance sheet assets of approximately $1.9 billion. It is a member of the Standard & Poor’s 600 Index and is included on the Nasdaq Financial-100 Index®.

About Dalton Greiner

Dalton, Greiner, Hartman, Maher & Co.  is a value-driven investment manager specializing in smaller capitalization equities.  The firm, founded in 1990, manages more than $2.2 billion in assets for institutional clients.  DGHM’s clients are among the most sophisticated in the plan sponsor community, and include several large corporate retirement plans, endowments and foundations. DGHM has seven different equity products managed by an experienced team of investment professionals.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Dalton Greiner or Boston Private, including future financial and operating results, enhanced revenues that may be realized from the transaction, the accretive effect of the transaction on BPFH’s financial results, and BPFH’s performance goals for DGHM; (ii) statements with respect to Boston Private’s strategy, initiatives, plans, objectives, expectations, and intentions; (iii) statements regarding the expected timing of the transaction; (iv) statements regarding future operations, market position or prospects of either Boston Private or Dalton Greiner; (v)statements regarding potential product development; and (vi) other statements identified by words such as “will”, “continues”, “increases”, “expand”, “grow”, “opportunity”, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “target,” and similar expressions.  These statements are based upon the current beliefs and expectations of Boston Private’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the  transaction may not be consummated on a timely basis or at all; (2) the expected benefits to Boston Private’s wealth management initiatives may not be realized or may be realized more slowly than expected; (3) the risk that the business of Dalton Greiner will not be integrated successfully with Boston Private’s or such integration may be more difficult, time-consuming or costly than expected; (4) expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame; (5) the ability to obtain governmental approvals of the acquisition on the proposed terms and schedule; (6) competitive pressures among investment management companies may increase significantly and have an effect on pricing, spending, product offerings, third-party relationships, revenues and the Boston Private’s and Dalton Greiner’s abilities to attract and retain clients; (7) the strength of the United States economy in general and specifically the strength of the New England, California, New York and other economies in which Boston Private and Dalton Greiner will be operating may be different than expected resulting in, among other things, a deterioration in borrowers’ ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses, and reduced demand for wealth management services; and (8) adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on the Boston Private’s and Dalton Greiner’s asset management activities and fees from such activities.  Additional factors that could cause Boston Private’s results to differ materially from those described in the forward-looking statements can be found in Boston Private’s other press releases and Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Boston Private, Dalton Greiner or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above.  Neither Boston Private nor Dalton Greiner undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.